UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

MyECheck, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-55296	20-1884354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Bidwell Street, Suite 190, Folsom, California 95630

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (844) 693-2432

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 7, 2016, MyECheck, Inc. (“Company”) entered into a software license and agency agreement (the “License Agreement”) with Centric Gateway Limited (“Licensee”) to market and distribute Company’s proprietary payments processing technology throughout the continent of Africa. The initial term of the License Agreement is five (5) years. Under the terms of the License Agreement, Company will also provide implementation and maintenance services for the licensed products.

The Company intends to submit a Freedom of Information Act Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing description of the terms of the License Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Software License and Agency Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016		MYECHECK, INC.
	By:	/s/ Edward R. Starrs
Name: Edward R. Starrs Title: Chief Executive Officer